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                        STANDARD FORM OF OFFICE LEASE The
                       Real Estate Board of New York, Inc.


         AGREEMENT OF LEASE, made as of this 15th day of July, 1996, between CABLE BUILDING ASSOCIATES, having an address c/o CABLE BUILDING ASSOCIATES, 58-47 Francis Lewis Boulevard, Bayside, New York 11364, party of the first part, hereinafter referred to as OWNER, and KATZ DIGITAL TECHNOLOGIES, INC., having their principal place of business located at 21 Penn Plaza, 8th Floor, New York, New York 10001, party of the second part, hereinafter referred to as TENANT.

         WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner Suite #2092, a portion of the 2nd floor, substantially as shown by outlining and cross- hatching on Schedule A annexed hereto and made a part hereof, in the building known as 611 Broadway, in the Borough of Manhattan, City of New York, for the term of six (6) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of February, 1996, and to end on the 31st day of January, 2002, both dates inclusive, at an annual rate set forth in Article 37 of the Rider annexed hereto and made a part hereof and additional charges consisting of all other sums of money as shall become due and payable by Tenant to Owner hereunder, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent; Occupancy:

         a. Tenant shall pay the rent as above and hereinafter provided.

         b. Tenant shall use and occupy demised premises for OFFICE/COPY CENTER.

Tenant Alterations:
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         c. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premise or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs:

         4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or and subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the


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facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder/ There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof.

Window Cleaning:

         5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

         6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duly upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner


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may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect. Tenant shall pay all cost, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be place and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

         7. this lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property-Loss, Damage, Reimbursement, Indemnity:

         8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any


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property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agent, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant's agents, contractors, employees, invitees or licensees, of any covenant or condition of this lease or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omission of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

         9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 45 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice


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however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition. subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property. Tenant's liability for rent shall resume three (3) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that the Owner will not be obligated to repair any damage thereto or to replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof/

Eminent Domain:

         10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.:

         11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each


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instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease is assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

         12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all time its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.

Access to Premises:

         13. Owner or Owner's agents shall have the right (but shall not be obligated to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion oft he building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation


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or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

         14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building plan Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

         15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

         16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                  (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion


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of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination oat the rate of four percent (4%) per annum. If such premises or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

         17. If the notice provided for hereof shall have been given, and the terms shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demise premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

         18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or


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parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's judgement, considers advisable and necessary for the purpose of reletting the demised premises, and the making of such alteration, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner form any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

         19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.


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Building Alterations and Management:

         20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

         21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected on the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

         22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

         23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

         24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

         25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Inability to Perform:

         27. (1)This lease and the obligation to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of his obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:

         28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

         29. As long as Tenant is not in default under any of the covenants of this lease, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c)water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities of which fact Owner shall be the sole judge), Owner may install a water meter at
--------
         (1)Rider to be added if necessary.

Tenant's expense in good working and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose; (e) If the demised premises are serviced by Owner's air condition/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excluded) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demise premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions:

         30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

         31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation - Shoring:

         32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

         33. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of such Rule or Regulation or decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon the Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

         34. Tenant has deposited with Owner the sum of $14,231.26 as security for the faithful performance and observance by Tenant of the terms provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

         35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

         36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

CABLE BUILDING ASSOCIATES
By:  M.D. Carlisle Realty Corp., as managing agent /s/          , Vice President
                                                   _____________________________
Katz Digital Technologies, Inc. /s/ Mitchell Cohen, C.F.O.
                                __________________________
CORPORATE OWNER
State of New York
County of              ss:

On this _____ day of ________, 19__, before me personally came _____________________, to me known and by me being duly sworn, did depose and say that he resides at _________, that he is the ______________ of _____________________, the corporation described in an which executed the foregoing instrument as OWNER: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

_________________________________

CORPORATE TENANT
State of New York
County of              ss:

On this _____ day of ________, 19__, before me personally came _____________________, to me known and by me being duly sworn, did depose and say that he resides at _________, that he is the ______________ of _____________________, the corporation described in an which executed the foregoing instrument as TENANT: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

_________________________________

INDIVIDUAL OWNER
State of New York
County of              ss:

On this _____ day of ________, 19__, before me personally came
_____________________, to me known and known to me to be the individual described in, and who as OWNER executed the foregoing instrument and acknowledged to me that he executed the same.

_________________________________

INDIVIDUAL TENANT
State of New York
County of              ss:

On this _____ day of ________, 19__, before me personally came
_____________________, to me known and known to me to be the individual described in, and who as TENANT executed the foregoing instrument and acknowledged to me that he executed the same.

_________________________________

                                    GUARANTY

         FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this Lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this Lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under or by virtue of the terms of this Lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: __________________19_____

________________________________
Guarantor
________________________________
Witness
________________________________
Guarantor's Residence
________________________________
Business Address
________________________________
Firm Name

State of New York
County of             ss:

On this _____ day of ________, 19__, before me personally came
_____________________, to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

________________________________
Notary Public

                             IMPORTANT - PLEASE READ

            RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS
                      LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids, or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenants shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demises premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the Lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent same.

10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sunday, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such passes and shall be liable to Owner for all acts of such persons.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any flammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. Omitted.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building with Owner's prior written consent. If such safe, machinery, equipment, bulky matter, or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc. Copyright 1983. All rights reserved. Reproduction in whole or in part prohibited.

Dated:
Rent per year:
Rent per month:
Term
From
To

Initials /s/   /s/
         ---   ---

                                    ADDENDUM
                                 SARABANDE PRESS
                                   Suite #202


Paragraph 6

1. as if Tenant were not using the demised premises for its particular use or manner of use.

2. Notwithstanding the foregoing, Owner represents and warrants that the floor for the demised premises will support an Indigo E-Print digital Press weighing approximately three thousand two hundred and fifty (32,50) pounds if spread over approximately thirty six (36) square feet and suspended approximately six (6) inches above the finished floor with steel plates. Owner agrees to the placement of such press in the position indicated on Schedule A.

Paragraph 15

1. Owner represents that the Certificate of Occupancy covering the demised premises and the Building permits the use set forth in Article 2 of this Lease and that it shall not be modified by Owner so as to prohibit such use.

2. except as otherwise provided in this lease, provided, however, that Owner shall correct any violations affecting the demised premises prior to the commencement of this Lease.

Paragraph 18

1. * reasonable
2. * reasonable

Paragraph 19

1. * reasonable
2. * reasonable

Paragraph 27

1. Except as expressly provided for herein

Paragraph 29

1. material

Annexed to and forming part of lease dated July 15, 1996, between CABLE BUILDING ASSOCIATES, Owner/Landlord, and KATZ DIGITAL TECHNOLOGIES, INC., as Tenant, covering number 202 at the building known as 611 Broadway, New York, New York 10012.

37. Rent

The annual base rent for the premises which shall be paid in monthly installments, in advance on the first day of each month shall be as follows:

Commencing February 1, 1996, through January 31, 1997, Eighty five thousand three hundred eighty seven dollars and fifty cents ($85,387.50) annually, payable in monthly installments of Seven thousand one hundred fifteen dollars and sixty three cents ($7,115.63) per month;

Commencing February 1, 1997, through January 31, 1998, Eighty eight thousand eight hundred three dollars ($88,803.50) annually, payable in monthly installments of Seven thousand four dollars and twenty five cents ($7,400.25) per month;

Commencing February 1, 1998, through January 31, 1999, Ninety two thousand three hundred fifty five dollars and twelve cents ($92,355.12) annually, payable in monthly installments of Seven thousand six hundred ninety six dollars and twenty six cents ($7,696.26) per month;

Commencing February 1, 1999, through January 31, 2000, Ninety six thousand forty nine dollars and thirty two cents ($96,049.32) annually, payable in monthly installments of Eight thousand four dollars and eleven cents ($8,004.11) per month;

Commencing February 1, 2000, through January 31, 2001, Ninety nine thousand eight hundred ninety one dollars and thirty cents ($99,891.30) annually, payable in monthly installments of Eight thousand three hundred twenty four dollars and twenty seven cents ($8,324.27) per month;

Commencing February 1, 1996, through January 31, 1997, Eighty five thousand three hundred eighty seven dollars and fifty cents ($85,387.50) annually, payable in monthly installments of Seven thousand one hundred fifteen dollars and sixty three cents ($7,115.63) per month;

Commencing February 1, 2001, through January 31, 2002, One hundred three thousand eight hundred eight six dollars and eighty nine cents ($103,886.89) annually, payable in monthly installments of Eight thousand six hundred fifty seven dollars and twenty four cents ($7,115.63) per month;

The base rent is subject to adjustments as set forth in this rider.

38. Rent Escalation for Taxes

Tenant agrees to pay additional rent 2 1/8% of any and all increases in Real Estate Taxes above the Real Estate Taxes for the 1996 calendar year (hereinafter referred to as the "Base Tax Year") imposed on the Property with respect to every Tax Year or part thereof during the term of this lease, whether any such increase results from a higher tax rate or an increase in the assessed valuation of the property or both. "Property" shall mean the land and building including any "air rights", of which the demised premises are a part. "Real Estate Taxes" shall mean taxes and assessments imposed upon the Property including any special assessment imposed thereon for any purpose whatsoever and also including taxes payable by Owner to a ground lessor with respect thereto. If due to a change in the method of taxation any franchise, income, profit, or other tax, however designated, shall be levied against Owner's interest in the property in whole or in part for or in lieu of any tax which would otherwise constitute Real Estate Taxes, such change in method of taxation shall be included in the term "Real Estate Taxes" for purposes hereof. "Tax Year" shall mean each period of twelve
(12) months commencing on the first (1st) day of January subsequent to the Base Tax Year, in which occurs any part of the term of this lease or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the calendar year for real estate tax purposes of the City of New York. All such payments shall be pro-rated for any partial Tax Year occurring during the last year of the term of this lease. A copy of the Tax Bill of the City of New York shall be sufficient evidence of the amount of Real Estate Taxes and for calculation of the amount to be paid by Tenant.

Only Owner shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation. Should Owner be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid Tenant's share of increases, Owner shall, after deducting Owner's expenses in connection therewith including without limitation attorney's fees and disbursements, return to Tenant's pro-rata share of such rebate except that Tenant may not obtain any portion of the benefits which may accrue to Owner from any reduction in Real Estate Taxes below the tax imposed in the Base Tax Year. In no event shall Tenant's base rent be reduced as a Consequence of any reduction in taxes.

         The amounts due under subdivision 38, "TAXES" hereunder shall be collected as additional rent without set off or deduction, and shall be paid in the following manner:

         (A) Any adjustment in rent occurring by reason of subdivision 38 "TAXES" shall be effective as of the first (1st) day of the TAX YEAR concerned and, after Owner shall have furnished Tenant with a statement setting forth the Real Estate Taxes for the Base Tax Year and the Real Estate Taxes for the Tax year concerned. All payments are to be paid in full within ten (10) days of billing. any adjustments in rent payable pursuant to this Rider by reason of changes in the Real Estate Taxes for the Base Year or any Tax Year prior to the then current Tax Year, if any, shall be paid by Tenant to Owner within thirty
(30) days after the statement covering such period is delivered to Tenant or a credit given by Owner towards the next ensuing rent installments until the credit is exhausted, as the case may be.

         If any such Tax statement is furnished to Tenant after the commencement of the effective date of any such adjustment, there shall be promptly paid by Tenant to Owner an amount equal to the portion of such adjustment allocable to that part of or Tax year, which shall have elapsed prior to the first (1st) day of the calendar month, next succeeding the calendar month in which said statement was furnished to Tenant.

         Owner's failure during the lease term to prepare and deliver any of the foregoing tax bills, statements or bills, or Owner's failure to make a demand, shall not in any way waive or cause Owner to forfeit or surrender its rights to collect any of the items of additional rent which may have become due during the term of this lease. Tenant's liability for the amounts due under this article shall survive the expiration of the term.

         In no event shall any rent adjustment hereunder result in a decrease in the fixed annual rent.

39. ELECTRIC

If electric current is supplied by Landlord, Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent at charges, terms and rates set, from time to time, during the term of this lease by Landlord based upon those specified in the service classification S.C.4 rate schedule set by the public utility corporation serving the part of the city where the Building is located plus an additional twenty percent (20%) thereof. Where more than one (1) meter measures the service of Tenant in the building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefore shall be rendered at such times as Landlord may elect. Landlord shall not in any way be liable or responsible to Tenant for loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is not longer available or suitable for Tenant's requirements other than what is specified in Rider B. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord's sole judgement, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other Tenants or occupants. In addition to the installation of such riser or risers Landlord will also, at the sole cost and expense of Tenant, install all other equipment deemed proper and necessary in landlord's sole discretion in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of the existing feeders to the building or the risers of wiring installations. It is further covenanted and agreed by Tenant that all of the aforesaid costs and expenses shall be paid by Tenant to Landlord within five
(5) days after rendition of any bill or statement to Tenant therefore.

Landlord may discontinue any of the aforesaid services at any time for structural repair or installations for three (3) consecutive business days, without being liable to Tenant therefore or without in any way affecting this lease or the liability of Tenant hereunder and without entitling Tenant to a diminution of rent, and the same shall not be deemed to be the lessening or diminution of services within the meaning of any principle of law, rule or regulation now or hereafter enacted, promulgated or issued, and Tenant shall have no "constructive eviction" claims against Landlord for the same. In the event the Landlord discontinues services, Landlord shall permit Tenant to receive such service direct from said public utility corporation, in which event the Tenant will at its own cost and expense furnish and install all risers, service wiring, and switches that may be necessary for such installation or required by the public utility company, and will at its own cost and expense maintain and keep in good repair all such risers, wiring and switches. Tenant shall make no alteration or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance. Rigid conduit only will be allowed. If any tax is imposed upon Landlord's receipt from sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Ordinance, rule or regulation, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the bill and paid Tenant to Landlord.

40. FUEL

In addition to the annual rent called for herein, the Tenant agrees to pay a share equal to 2-1.8% per annum of the increased cost of fuel oil which shall be calculated by multiplying the total gallons of fuel oil supplied to the building during the term of the within lease by the difference between the actual cost per gallon of the fuel oil over the base cost of .75 per gallon. Payment to the Landlord shall be due and payable as and when bills are rendered and shall be deemed additional rent and collectible as such. bills to be rendered for periods at Landlord's discretion.

In the event Landlord, at its option, elects to change the fuel presently used for the building to any other type of fuel, then the Tenant shall pay a share equal to 2-1/8% per annum of the increased cost of such other fuel supplied to the building for the term of the within lease of which the demised premises form a part. this increased cost shall be based upon the cost of fuel for the period of July 1st of the first (1st) year that the fuel type is changed to June 30th of the following year, as compared to the cost of the former fuel oil type for the last year it was used. Payment to the Landlord shall be due and payable as and when bills are rendered and shall be deemed additional rent and collectible as such.

Bills received by Landlord from fuel suppliers shall be conclusive evidence of the amount of fuel consumed for the calculation of the amount to be paid by Tenant pursuant to this paragraph 40.

41. WATER AND SEWER CHARGES AND METER

Tenant shall pay as additional rent $50.00 of all water and sewer taxes assessed against the premises. Such water and sewer charges shall be payable on the first
(1st) day of each month.

In addition, the Landlord may at its option install water meters for the premises occupied by Tenant. In the event the Landlord exercises this option, the Tenant shall bear one hundred percent (100%) of the total cost of the installation of the water meter. Such sum shall be payable immediately upon the Landlord displaying to Tenant a bill or bills from the vendors or contractors who perform the work. Such bill shall be sufficient proof of Tenant's obligation and shall be admissible evidence of same in the event of any legal proceeding or action is needed to enforce this lease provision. The Tenant shall maintain the water meter at its own cost and expense and pay for all water charges assessed per said meter. If such water meter is maintained in the name of Landlord or if, at the option of Landlord meter is maintained in the name of Tenant, then Tenant shall punctually pay all charges as they come due directly to the appropriate agency. Without waiving Tenant's obligation to make timely payment, Tenant shall also pay any penalties, interest or other charges asserted as a consequence of late payment assessed.

Water bills of the City of New York or its agencies shall be prima facie evidence of the amount of any assess rent of taxes as shown on such bill.

any and all sums due pursuant to this provision shall be additional rent which may be the subject of non-payment summary proceedings or other remedies as provided for elsewhere in this document.

42. SPRINKLERS

Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the first (1st) insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to the Landlord as additional rent the sum of $50.00 on the first (1st) day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory services.

43. NO HOLDING OVER

There shall be no holding over by Tenant after expiration or earlier termination of the Lease Term and the failure by Tenant to deliver possession of the premises to Landlord shall be an unlawful holdover. During any period in which Tenant so holds over, at Landlord's option, the rental value of the premises, calculated as a monthly rental, payable from the date immediately following the date on which Tenant was to deliver the premises through and including the last day of the calendar month in which Tenant so delivers the premises, shall be deemed to be equal to two hundred percent (200$) of the Base Rent (the "Hold Over Rate") payable immediately preceding the expiration or earlier termination of the Lease Term, together with all other items of Additional Rent that would have been otherwise payable hereunder had the Lease Term not expired or been terminated, to be established as follows:

         (a) One twelfth (1/12) of the net increase, if any, in annual fixed rental due solely to increase in the cost of the value of electric service, furnished to the premises in effect on the last day of the term of the lease, plus

         (b) One twelfth (1/12) of all other items of annual additional rental, which additional rental would have been payable pursuant to this lease had this lease not expired, plus

         (c) Those other items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this lease, had this lease not expired,

Which total sum Tenant agrees to pay Landlord promptly upon demand, in full, without set off.

Acceptance by Landlord of the Hold Over Rate and any Additional Rent during the period which Tenant so holds over shall not cure or waive Tenant's default, be deemed to extend the term or renew the lease, nor prevent Landlord from exercising, before or after such acceptance, any of the remedies provided by this lease or at law or in equity. Payment of the Hold Over Rate and other sums during any period in which Tenant holds over shall not excuse Tenant's obligation to vacate and surrender the premises on the date, and in the manner and condition, required under this Lease. Tenant shall not interpose any counterclaim in a summary proceeding or other action based on such holdover.

44. SECURITY

Tenant has deposited $14,231.26 security with Landlord upon the execution of this Lease. Landlord agrees that the security deposit made by Tenant hereunder shall be placed in an interest-bearing savings account, and the interest thereon, less the portion thereof Landlord is permitted by law to retain, shall be paid annually, to Tenant, provided Tenant is not then in material default of any of the terms, conditions, and covenants of the within lease.

Tenant shall at all times throughout the duration of this lease maintain the security in an amount equivalent to two (2) months base rent, including increases as set forth in paragraph 37 hereof.

45. REMOVAL, SORTING AND SEPARATION OF REFUSE AND TRASH

         (1) It is mutually agreed between landlord and Tenant that every business day a portion will pick up your rubbish at the subject premises, once in the morning and once in the afternoon, and deliver the collected rubbish to the loading dock where an independent private carting service will remove same.

         In connection with the foregoing, Tenant shall pay directly to Landlord the sum of $222.75 per month, as additional rent, said sum to be paid at such time as Tenant pays the monthly installments of fixed rent. In the event that the fees presently charged by said carting service are increased from time to time, or in the event of a change of carting service contractor at a higher fee, upon notice from Landlord, Tenant agrees to pay as additional rent 2-1/8% of any and all increases imposed.

         (2) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacle may at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law.

         (3) Owner's rights in event of noncompliance. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this article, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner. Owner, at its option, may treat any costs incurred by Owner pursuant to this paragraph as additional rent which may be the subject of a nonpayment proceeding, or in the alternative to treat material noncompliance as a breach of lease and grounds for termination.

46. INSURANCE COVERAGE

Tenant shall forthwith furnish Landlord with and continue to keep in effect on the demised premises and any future improvements the following insurance coverage by recognized carriers licensed to do business in New York.

         (a) In addition to such obligations of the Tenant with respect hereto as otherwise provided in this lease, and not in limitation thereof, the Tenant covenants to provide and keep in force during the term of this lease for the benefit of the Landlord, general liability policies of insurance in standard form, protecting the Landlord against any liability whatsoever, occasioned by accident or disaster on or about the demised premises, or any appurtenances thereto. Such policies are to be written by good and solvent insurance companies satisfactory to the Landlord in amounts of one million ($1,000,000.00) dollars in respect to any one accident and in the amount of one million ($1,000,000.00) dollars in respect to injuries to any one person, and fifty thousand ($50,000.00) dollars property damage. The original policies or copies and renewals thereof, together with proof of payment of all premiums, shall be deposited with the Landlord, upon the commencement date of this lease. In addition, Tenant shall name the Landlord and its managing agent, if any, and Landlord's mortgagee(s) whose names and addresses shall previously have been furnished to Tenant, as additional insured lessor and provide Landlord with a Certificate of Insurance to that effect along with other documents required under this paragraph.

         (b) Tenant further agrees to carry water damage insurance to protect itself and the Landlord from any possible water damage and Tenant shall pay the premiums for this insurance. The original policies or copies thereof; together with proof of payment of all premiums, shall be deposited with the Landlord within twenty (20) days after the commencement of this lease.

         (c) The Tenant shall pay to the Landlord, in addition to the rent reserved herein, the difference between the amount of fire insurance premiums required to be paid because of Tenant's occupancy and the amount which would be required to be paid if the premises were occupied by the lowest rated non-hazardous business. Such difference, if any, shall be paid by the Tenant to the Landlord upon presentation by the Landlord to the Tenant of a bill for such difference, if any.

         (d) Tenant further agrees to pay any and all increases in Landlord's insurance premiums attributable to Tenant's occupancy of the demised premises. Such additional insurance shall be payable within five (5) days of Landlord rendering to Tenant a copy of the current year's insurance bill for the premises along with the preceding year's insurance bill with an explanation from the insurer attributing the increase to Tenant's establishment.

         (e) In the event of the failure of Tenant to procure or pay for any insurance required by the terms of this lease, Owner may, in addition to any other remedies it may have, procure the same and pay the premiums therefore, and any sums expended by Owner for this purpose shall be and become due and payable to Owner as additional rent and shall be paid to Landlord on demand. Landlord shall have the same remedies for the nonpayment therefore as for the nonpayment of Fixed Rent.

         (f) If Tenant shall fail to furnish the aforesaid policies or fail to abide by the provisions of paragraphs (a) through (e), then Landlord at its option may exercise its remedies under Article 73.

47. NO PERSONAL LIABILITY OF LANDLORD

Wherever in this lease there is reference to obligations and covenants of Landlord, it is understood that any Tenant pursuant to this lease will look solely to the real property being let hereunder for enforcement thereof and that no personal liability on behalf of the Landlord or assigns shall accrue in favor of the Tenant hereunder. The Tenant waives the right to seek any monetary damages or other legal relief personally against the Landlord hereunder.

48. ABANDONMENT OF TENANT'S PROPERTY

Landlord may consider items of Tenant's property that remain in the premises after the expiration or earlier termination of the Leased Term to have been abandoned. In that event, Landlord may, at its option, either (a) retain such items as its property or dispose of them without accountability in such manner as Landlord shall determine, all at Tenant's expense or (b) remove and store such items for Tenant, at Tenant's expense.

49. BROKER

Tenant covenants, and represents that no broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker concerning the leasing of the premises. Tenant agrees to indemnify, defend and hold Landlord harmless against any claims for any brokerage commissions or finder's fees by any person or organization, and all costs, expenses and liabilities, incurred in connection with such claims, including attorneys' fees and disbursements.

50. DEMAND FOR RENT

Notwithstanding anything to the contrary contained in this lease, the Landlord shall not be required to give any preliminary notice to the Tenant prior to initiating a non-payment summary proceeding except such notice or notices as may be required by law. Any DEMAND for rent may be made only in writing.

51. PARTIAL PAYMENT

No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the full rents due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payments be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this lease or at law or in equity.

52. LATE CHARGE

Tenant hereby acknowledges that the late payment of rents will cause Landlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and difficult to ascertain. Therefore, if Landlord does not receive payments of rents within five
(5) days after the date that such payment is due, Tenant shall pay to Landlord, as additional rent, a late charge (the "Late Charge") of either an twenty five dollars ($25.00) per month fee or six cents ($.06) for each dollar so overdue, whichever is greater. Acceptance of the late charge by Landlord shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the remedies for a default provided by this lease. Payment of late charge is not an alternative means of performance of Tenant's obligation to pay rents at the times specified in this lease.

53. RETURNED CHECKS

In the event that any check is returned for insufficient funds or for any other reason, Landlord shall, in addition to all other remedies be entitled to collect a charge of Twenty ($20.00) Dollars. In the event the Tenant fails to pay the above charge, Landlord shall, in addition to all other remedies, have the right to deduct such charge from Tenant's security deposit.

54. LIENS

(a) The Tenant shall not suffer nor permit, during the term hereby granted, any mechanic's or other liens for work, labor, services or materials rendered, furnished to or for the account of the Tenant upon or in connection with the demised premises or to any portion thereof or to any improvements erected or to be erected upon the same, or any portion thereof. Tenant shall hold the landlord and the demised premises harmless from all liens or charges, of whatever nature or description, arising from, or in consequence of, any alterations or improvements that the Tenant shall make, or cause to be made, upon the demised premises.

(b) Any mechanic's liens placed on the premised relating or pertaining to work performed or allegedly performed with respect to the premises to be occupied by Tenant must be removed by Tenant within thirty (30) days of Notice from Landlord or a bond posted therefore. In the event of failure to timely remove such lien or liens the Landlord may do any or all of the following:

1. Terminate the lease on five (5) days written notice to Tenant; and/or

2. Remove the lien at the cost of the Tenant. The cost of removal, including legal fees shall be additional rent and may be the subject of an action or non-payment proceeding.

55. NO WARRANTIES BY LANDLORD

Subject to Schedule "B" the Tenant accepts the building improvements and personalty on the leased premises "as is" in their present state. Landlord rents only bare walls and floors. The Landlord shall not be responsible for any latent defect or change of condition in such building, improvements, and personalty, and the rent hereunder shall in no event be withheld or diminished on account of any defect in such property, and change in the condition thereof, any damage occurring thereto, or the existence with respect thereto of any violations of the laws or regulations of any governmental authority, unless the same is caused by the Landlord, its agents, servants or employees.

56. REPAIRS

Tenant shall make all its own repairs to the interior and exterior (exterior only if caused by Tenant) of the demised premises.

57. LIMITATIONS ON USE

The Tenant understands and agrees that the business activity of the Tenant is confined to the space herein leased. The sale and/or display of merchandise by the Tenant outside of the confines of the demised premises is prohibited. In addition, the Tenant agrees not to use any flashing lights, music, radio, television or other attention getting equipment which are visible from or audible to the street.

58. ORAL AGREEMENT

It is agreed that this instrument cannot be changed orally.

59. FAILURE TO DELIVER POSSESSION

In the event the Landlord is unable to give possession by the commencement date of this lease for any reason, including but not limited to the failure of the present occupant to vacate timely:

1. The landlord shall not be liable for any loss sustained by the Tenant as a result of the present occupant's failure to vacate said premises at the expiration of its lease;

2. All of the terms of the lease shall remain in full force and effect except that the commencement date shall be as of the first (1st) date of the month, following the date of present occupant vacates. However, the termination date of the lease shall not be extended.

3. Tenant hereby acknowledges that this paragraph 60 constitutes an agreement which shall bind the parties hereto notwithstanding anything to the contrary contained in RPL Section 223A or any other state or local law, rule or ordinance.

60. INDEMNIFICATION

Except as otherwise provided herein Tenant shall indemnify and save harmless Landlord from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including reasonable attorney's fees, which may be imposed upon or incurred or asserted against the landlord by reason of any of the following occurring during the term of this lease, which Owner shall not be reimbursed by insurance.

1. any work or thing done by Tenant, or any agent, employee, licensee, or invitee of Tenant, in or about the demised premises or any part thereof.

2. any use, non-use possession, occupation, operation, maintenance or management of the demised premises or any part thereof;

3. all fines, suits, proceedings, claims, demands and actions of any kind or nature whatsoever brought by anyone whomsoever arising out Tenant's use and occupancy of said premises;

4. any negligence of Tenant or any agent, contractor, employee, licensee or invitee of Tenant;

5. any accident, injury or damage to any person or property occurring in, on or about the demises premises unless resulting from the active or passive negligence of Landlord;

6. any failure on the part of Tenant to perform or comply with any of the agreements, terms or conditions contained in this lease on its part to be performed or complied with. In the event that any action or proceedings shall be brought against Landlord by reason of any claim covered by this article, Tenant upon written notice from Landlord, will at Tenant's sole cost and expense resist or defend the same, by Counsel approved by the Landlord (Owner) in writing.

61. PLATE AND OTHER GLASS

Tenant shall replace, at the sole cost and expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Should Tenant fail to replace broken glass, Landlord may cause same to be replaced and bill Tenant for such replacement and repair. Cost thereof shall be deemed as additional rent and collectible as additional rent.

62. LOADING DOCK

There is presently an interior loading dock area on the Mercer Street side of the building of which the demises premises are a part. Owner reserves the right, at any time and without notice, to dismantle, close, remove or eliminate the use by the Tenant of all or any part of said loading dock or area. Tenant shall not be entitled to any reduction or abatement of rent by reason thereof and said dismantling, closing, removal or elimination of said loading dock shall have no effect on this lease and Tenant's obligations thereunder.

63. AIR CONDITIONING

Window air-conditioning units are not permitted to be installed.

64. FIRE EXTINGUISHER

Tenant shall install and maintain at its own cost and expense at lease one (1) Board of Fire Underwriters approved fire extinguisher in the office as required by government agencies, the Fire Underwriters and/or Landlord's insurer. Extinguisher shall be an approved type and shall be maintained according to the rules and regulation of the Fire Department.

65. FIXTURES

No fixtures of any kind are included in this lease, except for those specified in Schedule "B". Any fixtures not removed by previous tenant is the property of the Landlord and may be used and maintained by Tenant at his own cost and expense.

66. BASEMENT SPACE

There is no basement space included in this lease.

67. INSTALLATION OF PIPES AND WIRES

Landlord retains the privilege of installing pipes and wires through Tenant's premises for any purpose, but said work shall be done in a reasonable manner. Tenant shall grant access on 24 (twenty four) hours notice.

68. LANDLORD'S RIGHT TO CURE DEFAULT

Landlord may, but shall not be obligated to, cure any default by Tenant under this lease at any time after expiration of any applicable cure period, without notice. Whenever Landlord so elects all costs and expenses incurred by Landlord in curing any such default, including attorneys's fees and disbursements shall be paid by Tenant to Landlord on demand, as Additional rent.

69. PAYMENT OF LANDLORD'S EXPENSES

Any expense incurred by Landlord in connection with any performance by it for the account of Tenant and all costs and expenses, including reasonable attorneys's fees (whether or not legal proceedings are instituted), involved in collecting rents or enforcing the obligations of

Tenant under this lease, including the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the premises after default by Tenant or upon expiration or sooner termination of this lease, shall be due and payable by Tenant, on demand, as Additional Rent.

70. NO RECORDING

Tenant shall not record this lease or any memorandum thereof.

71. SMOKING IN HALLWAYS

Also defined in Section 72, PROHIBITED USES, Tenant shall not at any time use or allow themselves, employees, guests, or any affiliate to smoke in any public corridor, bathroom, or elevator, throughout the entire property located at 611 Broadway. Any violation of this section will result in a one hundred dollar (100.00) fine, and any three (3) such violations will be deemed as Tenant default, as specified in Section 73, and Landlord shall have grounds to evict expeditiously and without leniency.

72. PROHIBITED USES

Tenant shall not at any time use or occupy or allow any person to use or occupy the premises, or permit anything to be done or kept in or about the premises or the building that: (a) violates any Certificate of Occupancy in force for the building; (b) causes or is likely to cause damage to the building, the Premises or any equipment, facilities or other systems therein; (c) constitutes a violation of law; (d) violates a requirement or condition of the standard fire insurance policy issued for residential and/or commercial buildings in the City of New York or the Rules and Regulations of the New York Board of Fire Underwriters or Insurance Services Office (or similar bodies) or any requirements set by Owner's insurance carrier; (e) involves the storage, use, manufacture or sale of flammable or hazardous substance; (f) impairs the character, reputation, image or appearance of the building; (g) impairs the proper and economic maintenance, operation and repair of the building or equipment, facilities or systems; (h) constitutes a nuisance, annoyance or inconvenience to other lessees or occupants of the building or interferes with or disrupts the use or occupancy of any area of the building (other than the premises leased by the Tenant) by other lessees or occupancy; (i) constitutes an unlawful, immoral or objectionable occurrence or condition; (j) results in demonstrations, bomb threats or other events that require evacuation of the building or otherwise disrupts the use, occupancy or quiet enjoyment of the building by other lessees and occupants; or (k) interferes with the transmission or reception of microwave, television, radio or other communication signals. Tenants shall not use or allow another person to use any part of the premises for storage, manufacture or sale of drugs or hazardous substances, or for immoral purposes. No noise, vibration or odor shall be permitted to escape from the premises.

73. DEFAULT


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
A. This lease and Tenant's right to occupancy may be terminated on five (5) days written notice to Tenant:

a) in the event that the Tenant engages in any of the proscribed activities set forth in paragraph 72 (Prohibited Uses); or

b) in the event that the Tenant breaches a covenant other than a "Prohibited Use" and other than the covenant to pay rent and fails to cure such breach after ten (10) days notice from the Owner or his agent to effect such cure; or

c) if the demises premises became vacant or deserted; or

d) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or

e) if this lease be rejected under Section 365 of Title II of the U.S. Code (Bankruptcy Code); or

f) if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, or which fact owner shall be the sole judge.

Any notice given pursuant to this paragraph shall be deemed effective, good and sufficient on the date of mailing thereof or in the event that it is personally delivered on the date of delivery. Upon expiration of the term as set forth in the termination notice this lease shall end and expire and the Tenant shall quit and surrender the demised premises to the Owner but Tenant shall remain liable as provided in paragraph 18 of the preprinted portion of this lease.

B. if the notice provided for in (A) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

74. HAZARDOUS SUBSTANCES

a) Hazardous Substances. The term "Hazardous Substances," as in this lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated


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
byphenyls (PCB's), Chlorofluro Carbons (CFC's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, automotive lubricants and substances declared to be hazardous or toxic under any law or regulations now or hereafter enacted or promulgated by any governmental authority.

b) Tenant's Restrictions. Tenant shall not cause or permit to occur:

         (1) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

         (2) The use, generation, releases, manufacture, refining, production, processing, storage, or disposal of any hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

c) Environmental Clean-up.

         (1) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of Hazardous Substances.

         (2) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under the Laws.

         (3) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from he Premises, or which arises at any time from the Premises, or which arises at any time from Tenant's use and occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

         (4) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Owner. If Tenant fails to fulfill any duty imposed under this Paragraph (3) within a reasonable time, Owner may do so; and in such case, Tenant shall cooperate with Owner in order to prepare all documents Owner deems necessary or appropriate to Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Owner's request. No such action by Owner and no attempt made by Owner to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this paragraph.


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
         (5) Tenant hereby acknowledges that the subject building may employ Chlorofluro carbons (CFC's), including but not limited to freon, in the building's heating, ventilation and/or air conditioning systems(s), and that present or future law may require the removal, alteration, and/or replacement of said system(s). In the event that the subject building is served by the use of Chlorofluro carbons (CFC's) in the heating, ventilation and/or air conditioning system(s), including but not limited to freon, Landlord may for any reason whatsoever, at its option, convert, replace or repair the system(s) at any time throughout this lease term. Tenant may use the equipment at its own cost and shall maintain the equipment. Tenant, at its own cost, will comply with all laws and regulations which apply to the use and maintenance of the equipment.

         (6) In the event that the Landlord exercises its option to convert, replace, repair any system(s) within or about the subject building as is hereinabove set forth, Tenant shall provide access to Landlord or Landlord's agents, contractors and/or employees immediately upon oral demand for the same. It is hereby understood and agreed that any conversion, replacement or repair of the building's heating, ventilation and/or air conditioning system(s) and/or the disposal and/or removal and/or replacement of freon may require extensive disruptions and/or alterations, including, without limitation, the cessation of heating, ventilation and/or air conditioning. In the event that Landlord, at its sole option and its sole discretion, deems it impractical or impossible to repair, replace or improve the building's heating or ventilation in a manner consistent with any Federal, State or Local rule, law or regulation, the Landlord may permanently cease providing said service and the Tenant shall be entitled to no rent abatement and the Tenant shall have no "constructive eviction" claims against Landlord for the same.

d) Tenant's Indemnity

         (a) Tenant shall indemnify, defend, and hold harmless Owner, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

e) Tenant's obligations and liabilities under this Paragraph (3) shall survive the expiration of this Lease.

75. COMPLIANCE WITH LAWS

The Lessee agrees promptly to comply with any and all laws, ordinances, or orders of any an all municipal, state and federal authorities, boards, commissions, and other governmental agencies with respect to the demises premises and any improvements thereto. The Lessee will at its own costs and expense, promptly comply with any such orders or ordinances involving and including all alterations or additions to the demised premises except structural repairs of whatever size or description. The Lessee further agrees to comply with and immediately execute the rules, order, regulations and recommendations, wherever issued, of the New York Board of Fire Underwriters or any other similar board or organization which may now or hereafter exercise similar power for the prevention of fires, or the orders or recommendations whenever made or given of any insurance company which insures or participates in insuring the demises premises against loss by fire.

76. SUBLET/ASSIGNMENT

Notwithstanding anything contained in paragraph 11 or elsewhere in this lease, Tenant for itself, its successors and any person or entity claiming any interest in or on behalf of Tenant, expressly covenants that it shall not assign, mortgage, or encumber this agreement. Tenant may not sublet without Landlord's approval. In the event there is a transfer of shares or of ownership in a corporate Tenant, such transfer shall be deemed an assignment for the purposes of this paragraph.

77. EXECUTION OF LEASE

In order to avoid delay this Lease has been prepared and submitted to the Tenant for signature with the understanding that it shall not bind the Landlord until it is executed and delivered by the Landlord to the Tenant.

78. NEW YORK STATE LAWS

This Lease shall be interpreted under the laws of the State of New York.

79. CAPTIONS

The captions are intended only for convenience in finding the subject matter and do not constitute part of the text of this agreement and shall not be considered in the interpretation of this agreement or any of its provisions.

80. TERMS OF RIDER CONTROL

THE TERMS OF THIS RIDER AND SCHEDULE B SHALL BE CONTROLLING IN THE EVENT THERE IS ANY DISPARITY BETWEEN THE RIDER AND PRINTED
PORTION  OF THIS LEASE.

81. ENTIRE AGREEMENT

This lease contains all of the agreements and understandings related to the leasing of the premises and the respective obligations of Landlord and Tenant in connection therewith. All


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
prior agreements and understandings, if any, between the parties have merged into this Lease.

82. SURRENDER AGREEMENT

No agreement to accept a surrender for all or any part of the premises or this Lease shall be valid unless in writing and signed by the Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the premises or this Lease.

83. OWNER'S INITIAL WORK

         A. Owner shall proceed diligently to substantially complete the Owner's Initial Construction in a good and workmanlike manner; provided, however, that Owner shall have the right to make any changes therefore required by any governmental department or bureau having jurisdiction over the demised premises. Said Owner's Initial Construction shall be performed by Owner only once, it being understood that Owner's obligation to perform the work is a single, non-recurring obligation. All items of Owner's Initial Construction shall be of material, manufacture, design, capacity, finish and color of the standard adopted by Owner for the Building.

         B. Owner agrees, at its own sole cost and expense to perform the following work and installations in the demised premises: See Schedule "B"

 84. Notwithstanding anything to the contrary contained in this Lease, Owner shall not permit the reduction of electrical service to the demised premises which Owner warrants and represents to be 208 volts, three-phase, with a total of 350 amps on each phase and that all risers, wiring, switches and other equipment necessary to provide such power exist and are in good working condition. If Tenant shall be unable to conduct its business, or a material portion thereof, for at least three (3) consecutive business days in any calendar year as a result of Owner's reduction of such electrical service, Tenant shall be entitled to a rent abatement with respect to fixed annual rent and additional rent under this Lease for the period of time and the portion of the demised premises rendered unusable.

 85.  Landlord shall provide Tenant twenty-four (24) hour access.

 86. Expenditures for capital improvements, alterations or replacements to the Building or demised premises or fixtures or personalty therein which are Tenant's obligation pursuant to this Lease shall be made by Owner. When completed and paid for by owner, Tenant shall be liable for 2-1/8% of such expenditure multiplied by the ratio of the number of years remaining in the Lease term divided by the economically useful life of such improvement, alteration or replacement; provided, however, that Tenant shall not be responsible for any payments for such improvements, alterations or replacements made during the last year of this Lease.


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
87. If the expiration date or earlier date upon which the term of this Lease shall expire or terminate shall be a date other than the last day of a year used for comparison purposes for any additional rent due hereunder, then Tenant's additional rent for such year in which this Lease expires shall be prorated.

88. Whenever Owner's approval, consent, instructions, discretion, judgment, prescription, decision or direction is required, it will not be unreasonably withheld, delayed, conditioned or exercised.

89. WAIVER OF SCHEDULE "B"

Tenant acknowledges and agrees that all commitments detailed in "SCHEDULE B" and all provisions that refer to such paragraph are non-applicable in this assignment. Tenant agrees that all commitments have been completed and there are no outstanding obligations further required by Landlord. Katz Digital Technologies, Inc. shall not be entitled to any of the work or guarantees as provided by "SCHEDULE B" or any provisions in this Lease that shall reference said paragraphs.

Katz Digital Technologies, Inc. has visually inspection demised premises and accepts space in "as is" condition. Landlord shall not be responsible for any additional work, and all costs shall be the sole responsibility of Tenant.

CABLE BUILDING ASSOCIATES
BY:  M.D. CARLISLE REALTY CORP.
as Managing Agent

/s/        Vice President
-------------------------------
Landlord's Signature

Katz Digital Technologies, Inc

By: /s/
-------------------------------
Tenant's Signature

Mitchell Cohen, C.F.O.
-------------------------------
Print name       Title


SCHEDULE "A"

(floor plan of suite)

SCHEDULE "B"


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
-New oak flooring will be installed throughout the entire space.

-The window which has access to fire escape via a gate which shall open and close.

-Cable Building Associates shall supply no less than 20 tons of air conditioning with a supplementary circulating pump. The supplementary circulating pump will be certified as capable of effectively cooling the space to an average of 65 to 75 degrees at all times The air-conditioning unit and all ductwork will be filed with the Fire Department and meet all of its legal requirements. The Filing and all of its attendant costs will be the sole responsibility of Cable Building Associates.

-Ductwork shall be installed as per Sarabande's diagram dated _____ . Landlord shall have final say on all mechanical schemes.

-A fire rated double door, in accordance with New York City Fire Code will be installed at the entrance to the space.

-Electrical service will be 208 volts, three-phase, with a total of 350 amps on each phase.

-Electrical service will be distributed throughout the space as per Sarabande diagram. Landlord shall have the final decision on all electrical layouts. Elements that are marked as dedicated circuits will be direct line to a; circuit breaker box located in Sarabande's space. All wiring will be done at Cable Building Associates expense by licensed electricians. All work will conform to New York City electrical codes.

-All outlets will contain the necessary NEMA receptacles as marked on the diagram, or where NEMA numbers are not available, as determined by a site survey of Sarabande's existing service.

-KENDI, or equivalent, Burglar gates will be installed to a height of 4 feet on every windows that opens onto the fire escape or its parts.

-Florescent lighting will be installed throughout the entire space at the expense of Cable Building Associates as per Sarabande's design.

-Cold domestic water will be installed into the space and connected to Sarabande's hot water heater, which shall be provided and moved by Sarabande. Sarabande's existing stainless steel sink will be moved by Cable Building Associates and connected to the hot and cold running water. Additionally, there will be one hot and one cold hose bip connected to the running water near the sink.

-Landlord has been informed of the planned installation of an Indigo E-print digital press. This press weighs 3,250 pounds. Cable Building Associates warranties that the floor will


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
support this load if spread over 36 square feet by using steel plates and is suspended 6 inches above the finished floor.

-Landlord will have all substantially work completed by January 15, 1996.

-All electrical service shall be metered by one individual meter.


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